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                                                                    Exhibit 10.2
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                                  Nabisco, Inc.
                           Deferred Compensation Plan
            (amended and restated effective as of September 13, 2000)

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                                  Nabisco, Inc.
                           Deferred Compensation Plan
            (amended and restated effective as of September 13, 2000)

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                                                                            Page

1.    Purposes.................................................................1

2.    Definitions..............................................................1

3.    Administration...........................................................4

4.    Participation............................................................5

5.    Deferrals................................................................5

6.    Deferral Accounts........................................................7

7.    Settlement of Deferral Accounts..........................................8

8.    Provisions Relating to Section 162(m) of the Code.......................10

9.    Statements..............................................................11

10.   Amendment/Termination...................................................11

11.   General Provisions......................................................11

12.   Claim and Appeal Procedure..............................................13

13.   Effective Date..........................................................14


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      1. Purposes. The purposes of this Nabisco, Inc. Deferred Compensation
Plan, as amended and restated effective as of September 13, 2000 (the "Plan") are to provide a select group of management or highly compensated employees of Nabisco, Inc. (the "Company") and its subsidiaries and certain affiliated entities, as well as members of its or their Boards of Directors, with the opportunity to elect to defer receipt of specified portions of compensation and fees and to have such deferred amounts treated as if invested in specified investment options.

      2. Definitions. In addition to the terms defined in Section 1 above, the following terms used in the Plan shall have the meanings set forth below:

            (a) "Administrator" shall mean the Administration Committee set forth in Section 3(b) to whom the Committee has delegated the authority to take action under the Plan.

            (b) "Beneficiary" shall mean the beneficiary designated by the Participant under the Company-paid group term life insurance plan, unless the Participant has designated any other person or persons (who may be designated contingently or successively and which may be an entity other than a natural person) on a form supplied by the Administrator to receive benefits payable in the event of the death of the Participant. In the event of the Participant's death without an effective Beneficiary designation, any Plan benefits payable shall be paid in equal parts to the Participant's surviving spouse or, if the Participant has no surviving spouse, to the Participant's surviving children or, if the Participant has no surviving children, to the Participant's surviving parents, or if the Participant has no surviving parents, to the Participant's surviving siblings or, if the Participant has no surviving siblings, to the Participant's estate.

            (c) "Board" shall mean the Board of Directors of Nabisco Holdings Corp. ("NHC").

            (d) As used herein, a "Change of Control" shall occur on the date upon which one of the following events occurs (except as otherwise provided in paragraph (iii) below):

                  (i) Any individual, corporation, partnership, group, associate or other entity or "person" as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than NHC, Nabisco Group Holdings Corp. ("NGH") or any of their Subsidiaries, or any employee benefit plan(s) sponsored by NHC, NGH or any of their subsidiaries, is or becomes the "beneficial owner" (as defined in Rule 13D-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of NHC or NGH outstanding securities ordinarily having the right to vote at elections of directors;

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                  (ii) Individuals who constitute the Board of Directors of
            either NHC or NGH on January 1, 2000 (each such Board the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of NHC or NGH, as the case may be, provided that any person becoming a director subsequent to such date hereof whose election, or nomination for election by NHC or NGH shareholders, as the case may be, was approved by a vote of at least three-quarters of the directors comprising that Incumbent Board (either by a specific vote or by approval of the proxy statement of NHC or NGH, as the case may be, in which such person is named a nominee of NHC or NGH, as the case may be, but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange
            Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity of "person" other than the NHC or NGH Board, as the case may be, shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board.

                  (iii) The approval by the shareholders of NHC or NGH, as the case may be, of a plan or agreement providing (A) for a merger or consolidation of NHC or NGH, as the case may be, other than with a wholly-owned subsidiary or with NGH, NHC or any of their subsidiaries, and other than a merger or consolidation that would result in the voting securities of NHC or NGH, as the case may be, outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of NHC or NGH, as the case may be, of such surviving entity outstanding immediately after such merger or consolidation or (B) for a sale, exchange or other disposition of all or substantially all of the assets of NHC or NGH. If any of the events enumerated in this paragraph (iii) occurs, the NHC's Board of Directors shall determine the effective date of the Change of Control resulting therefrom.

      For purposes hereof, "Subsidiary" of NHC or NGH means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by NHC or NGH, as the case may be.

            (e) "Code" shall mean the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation (including a proposed regulation) thereunder shall include any successor provisions or regulations.


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            (f) "Committee" shall mean the Compensation Committee of the Board or any other directors of NHC designated as the Committee. Any function of the Committee may be delegated to the Administrator.

            (g) "Deferral Account" shall mean the account or subaccount established and maintained by the Company for specified deferrals and contributions attributable to a Participant, as described in Section 5. Deferral Accounts will be maintained solely as bookkeeping entries by the Company to evidence unfunded obligations of the Company, its subsidiaries and/or related entities.

            (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule thereunder shall include any successor provisions or rules.

            (i) "Financial Hardship" shall mean an unexpected and significant need for cash (which cannot be met reasonably and contemporaneously from other sources) arising from an illness, casualty loss, sudden financial reversal or other such unforeseeable occurrence as determined by the Committee in its sole discretion. Cash needs arising from foreseeable events or discretionary expenditures such as the purchase of a residence or education expenses for children shall not, alone, be considered a Financial Hardship.

            (j) "Participant" shall mean any employee of the Company or any subsidiary or affiliated entity or a member of the board of directors of the Company or Nabisco Group Holdings, Inc., who is on U.S. payroll and subject to taxation in the United States and who is designated by the Committee as an eligible Participant in the Plan and who participates or makes an election to participate in the Plan.

            (k) "Plan Year" shall mean the period from June 1, 1999 through December 31, 1999, and thereafter shall mean the calendar year.

            (l) "Trust" shall mean any trust or trusts established by the Company as part of the Plan; provided, however, that the assets of such trusts shall remain subject to the claims of the general creditors of the Company.

            (m) "Trustee" shall mean the trustee of a Trust.

            (n) "Trust Agreement" shall mean the agreement entered into between the Company and the Trustee to carry out the purposes of the Plan, as amended or restated from time to time.

            (o) "Valuation Date" shall mean the close of business on the last business day of each calendar month.


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      3. Administration.

            (a) Authority. Both the Committee and the Administrator (subject to the ability of the Committee to restrict the Administrator) shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish such purpose, including the power and authority to construe and interpret the Plan, to define the terms used herein, to prescribe, amend and rescind rules and regulations, agreements, forms, and notices relating to the administration of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any actions of the Committee or the Administrator with respect to the Plan shall be conclusive and binding upon all persons interested in the Plan, except that any action of the Administrator will not be binding on the Committee. The Committee and Administrator may each appoint agents and delegate thereto powers and duties under the Plan, except as otherwise limited by the Plan.

            (b) Administrator. The Administration Committee shall consist of such number of members as shall be determined by the Committee, each of whom shall be appointed by, shall remain in office at the will of, and may be removed, with or without cause, by the Committee. Any member of the Administration Committee may resign at any time. No member of the Administration Committee shall be entitled to act on or decide any matter relating solely to himself or herself or any of his or her rights or benefits under the Plan. The members of the Administration Committee shall not receive any special compensation for serving in their capacities as members of the Administration Committee but shall be reimbursed for any reasonable expenses incurred in connection therewith. No bond or other security need be required of the Administration Committee or any member thereof in any jurisdiction. The initial members of the Administration Committee are the Company's Executive Vice President & Chief Personnel Officer - Human Resources, Executive Vice President & Chief Financial Officer, Executive Vice President and General Counsel and Vice President - Compensation. The Senior Vice President & Treasurer is appointed to act as a business consultant to the Administration Committee.

            (c) Limitation of Liability. Each member of the Committee and the Administrator shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any subsidiary or affiliated entity, the Company's independent certified public accountants, or any executive compensation consultant, legal counsel, or other professional retained by the Company to assist in the administration of the Plan. To the maximum extent permitted by law, no member of the Committee or the Administrator, nor any person to whom ministerial duties have been delegated, shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.


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      4. Participation. The Administrator will notify each person of his or her participation or eligibility to participate in the Plan not later than 15 days (or such other period as may be practicable in the circumstances) prior to any deadline for filing an election form.

      5. Deferrals. To the extent authorized by the Administrator, a Participant may elect to defer compensation or awards to be received from the Company or a subsidiary or an affiliated entity, including annual base salary, Company contributions made on behalf of a Participant to a Company-sponsored defined benefit or defined contribution nonqualified deferred compensation plan, some or all Annual Incentive Award Plan ("AIAP") awards, some or all Long-Term Incentive Plan ("LTIP") awards, severance pay, fees, retention awards, and sign-on bonuses, or as otherwise designated by the Administrator; provided, however, that a Participant may defer, with respect to a given year, receipt of only that portion of the Participant's compensation that exceeds the amount necessary to satisfy Medicare and all other applicable payroll taxes imposed on the wages of such Participant from the Company and its subsidiaries and/or affiliated entities, unless otherwise determined by the Administrator. In addition to such limitations, and any terms and conditions of deferral set forth under plans, programs or arrangements from which receipt of compensation or awards is deferred, the Administrator may impose (1) limitations on the amounts permitted to be deferred, (2) limitations on the sources and timing and form of deferrals,
(3) limitations on amounts and sources of deferrals for particular Participants; and (4) terms and conditions regarding all deferrals under the Plan. Any such limitations, and other terms and conditions of deferral, shall be set forth in the rules relating to the Plan or election forms, other forms, or instructions of the Committee and/or the Administrator, which may be, but need not be, set forth in writing. Amounts deferred under this Plan generally are subject to FICA withholding at the later of the time of deferral or the time of vesting, which FICA withholding amounts will be withheld (and subject to federal, state and/or local income taxation) from non-deferred compensation, or at such other time as is required by law and from such other sources (including from the applicable Deferral Account) as is determined by the Administrator.

            (a) Elections. Once an election form, properly completed, is received by the Company, the elections of the Participant shall be irrevocable. Deferral election forms apply only for a given Plan Year. A new deferral election form must be filed each year. The minimum deferral amount in the aggregate for any Plan Year in which a Participant elects to participate herein is $5,000.

      Deferral elections shall specifically state the period of deferral; deferrals must be for either a period of years or until termination of employment, and different deferral elections may be made with respect to different deferral sources. Deferrals for a period of years must be for at least two full calendar years, and will be scheduled for payment in January of the applicable Plan Year. Notwithstanding the preceding sentence, the Administrator may permit some deferrals for a period of years to be for a minimum period of two elapsed years (i.e., not two full calendar years). If a Participant terminates employment prior to a scheduled withdrawal, the Deferral Account will be distributed


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(pursuant to Section 7) following such termination of employment, unless otherwise provided herein. Scheduled in-service distributions may be redeferred by the Participant up to two times, each such redeferral election being for a period of at least two full calendar years (unless otherwise determined by the Administrator) beyond the previously scheduled distribution date. A redeferral election must be made prior to the date established therefor by the Administrator.

            (b) Date of Election. An election to defer compensation or awards hereunder must be received by the Administrator prior to the date specified by the Administrator. Under no circumstances may a Participant defer compensation or awards to which the Participant has attained, at the time of deferral, a legally enforceable right to current receipt of such compensation or awards, as determined in the sole discretion of the Administrator.

            (c) Company Contributions. In addition to the deferrals elected by Participants, the Company shall make Company contributions to the Deferral Accounts of Participants equal to 3% of the amount of deferrals elected by the Participant that would have been included as compensation, but excluding severance compensation, under the Nabisco Inc. Capital Investment Plan. The amount of Company contributions described in the prior sentence will become fully vested on the second anniversary of a Participant's date of hire.

            In addition to the contributions described above, the Company may choose at any time to make discretionary Company contributions to the Deferral Accounts of Participants in such amounts as it, in its sole discretion, wishes. Discretionary Company contributions will be subject to a vesting schedule, established by the Company or the Administrator at the time of the contribution.

            Notwithstanding the above, all amounts allocated under this Section 5(c) shall become fully vested upon a Change of Control.

            (d) Severance Deferrals. The Administrator may designate for participation in this Plan certain individuals whose employment with the Company or its subsidiaries or related entities is being terminated, who would otherwise receive certain severance payments and/or other payments attributable to the termination of employment from their employer including, without limitation, salary continuation benefits and perquisite allowances. Such Participants may elect, at such times and in such manner as the Administrator determines, to defer or redefer (for such periods as the Administrator determines) receipt of some or all of such severance pay and/or related payments, and to have the deferred amounts credited to a Deferral Account hereunder.

            (e) Stock Option/Unit Deferrals. The Administrator may designate for participation in this Plan certain individuals who hold stock options or restricted stock units granted to such individuals pursuant to NHC's 1994 Long Term Incentive Plan or NGH's 1990 Long Term Incentive Plan. Such Participants may


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      elect, at such times and in such manner as the Administrator determines, in the event that NHC or NGH, as the case may be, determines to settle such stock options or restricted stock units in cash, to defer or redefer (for such periods as the Administrator determines) receipt of some or all of such amounts and to have the deferred amounts credited to a Deferral Account hereunder.

            (f) Retention Payments. The Administrator may designate for participation in this Plan certain individuals who participate in the NHC 1999 Retention Program (the "Retention Program"). Each such Participant may elect, at such times and in such manner as the Administrator determines, to defer or redefer (for such periods as the Administrator determines) receipt of some or all of any payments that would otherwise become payable to the Participant under the Retention Program and to have the deferred amounts credited to a Deferral Account hereunder.

            (g) General. Such deferred amounts will generally be subject to the terms and conditions of this Plan, except that the deferral election shall be for a period of years only (with the maximum deferral and redeferral periods after termination of employment to be determined by the Administrator), and will be paid out in the form of a lump sum or installments (in the form permitted under Section 7), as elected by the Participant. If the Participant dies prior to the end of the period of years, the Deferral Account shall be paid out to the Participant's Beneficiary as soon as practicable following the Administrator's receipt of notice of death. Participants participating pursuant to this Section 5 may direct the investment of their Deferral Accounts pursuant to Section 6(b) and 6(c).

      6. Deferral Accounts.

            (a) Establishment; Crediting of Amounts Deferred. One or more Deferral Accounts will be established for each Participant, as determined by the Administrator. The amount of compensation or awards deferred with respect to each Deferral Account will be credited to such Deferral Account as of the date on which such amounts would have been paid to the Participant but for the Participant's election to defer receipt hereunder. The amounts of hypothetical income and appreciation and depreciation in value of such account will be credited and debited to, or otherwise reflected in, such Deferral Account from time to time. Unless otherwise determined by the Administrator, amounts credited to a Deferral Account shall be deemed invested in a hypothetical investment as of the date of deferral.

            (b) Hypothetical Investment Options. Amounts credited to a Deferral Account shall be deemed to be invested, at the Participant's direction, in one or more investment options as may be specified from time to time by the Administrator. Until such time as a Participant's life insurance policy under the Plan is approved, deferrals will be deemed invested in a money market vehicle. The Administrator may change or discontinue any hypothetical investment option


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      available under the Plan in its discretion; provided, however, that, subject to the authority of the Administrator to disregard the directions of any Participant, each affected Participant is given the opportunity, without limiting or otherwise impairing any other right of such Participant regarding changes in investment directions, to redirect the allocation of his or her Deferral Account deemed invested in the discontinued investment option among the other hypothetical investment options, including any replacement option.

            (c) Allocation and Reallocation of Hypothetical Investments. A Participant may allocate amounts credited to his or her Deferral Account to one or more of the hypothetical investment options authorized under the Plan. Subject to the rules established by the Administrator, a Participant may reallocate amounts credited to his or her Deferral Account as of the Valuation Date following the Participant's election to one or more of such hypothetical investments, by filing with the Administrator a notice, in such form as may be specified by the Administrator, not later than the date specified by the Administrator. The Committee or Administrator may, in its discretion, restrict allocation into or reallocation by specified Participants into or out of specified investment options or specify minimum amounts that may be allocated or reallocated by Participants.

            (d) Trusts. The Committee may, in its discretion, establish one or more Trusts (including sub-accounts under such Trusts), and deposit therein amounts of cash or other property not exceeding the amount of the Company's obligations with respect to a Participant's Deferral Account established under this Section 6. In such case, the amounts of income, appreciation and depreciation in value of such Deferral Account shall be determined by the Administrator, based upon the hypothetical investment elections made by Participants. Other provisions of the Plan notwithstanding, the timing of allocations and reallocations of assets in such a Deferral Account, and the investment options available with respect to such Deferral Account, may be varied to reflect the timing of actual investments of the assets of such Trust and the actual investments available to such Trust, all as determined in the sole discretion of the Administrator. The Trust's investment vehicles may include life insurance (including, but not limited to, variable life insurance), and such other assets as may be selected from time to time.

      7. Settlement of Deferral Accounts.

            (a) Form of Payment. The Company shall settle a Participant's Deferral Account, and discharge all of its obligations to pay deferred compensation under the Plan with respect to such Deferral Account, by payment of cash. Any forfeited amounts will be held in the trust to offset future contributions and as directed by the Committee.

      Scheduled in-service distributions, as well as distributions made under
Section 7(c), will be made in the form of a lump sum.


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      Distributions as a result of termination of employment, by reason of death, involuntary termination with cause (as determined by the Administrator), or resignation, shall be made in the form of a lump sum.

      Distributions as a result of termination of employment by reason of retirement on or after early retirement age (as defined in the Company's retirement plan or as otherwise determined by the Administrator), disability (as defined in the Company's long term disability plan or as otherwise determined by the Administrator), or, except as provided below, involuntary termination without cause (as determined by the Administrator), will generally be made in the form of a lump sum. Nevertheless, Participants whose termination of employment is described in the above sentence, and who have at least five (5) years of service with the Company and its related companies, and who would otherwise be entitled to a distribution of at least $30,000 hereunder, may elect on a timely basis (as determined by the Administrator) to receive their Deferral Accounts distributed in quarterly installments over a period of five (5), ten
(10) or fifteen (15) years. The foregoing notwithstanding, Participants whose employment is terminated during the two-year period beginning on a Change of Control, who have less than five (5) years of service with the Company and its related companies, and who would otherwise be entitled to a distribution of at least $30,000 hereunder, may elect on a timely basis (as determined by the Administrator) to receive their Deferral Accounts distributed in quarterly installments over a period of five (5), ten (10) or fifteen (15) years.

      If a Participant receiving installment payments pursuant to this Section dies, any remaining amounts in his Deferral Account will be distributed to his Beneficiary in the form of a lump sum as soon as practicable following notice of his death.

            (b) Timing of Payments. Payments in settlement of a Deferral Account shall be made as soon as practicable after the date or dates (including upon the occurrence of specified events) elected by the Participant in his or her election relating to such Deferral Account. In the case of termination by reason of involuntary termination without cause (as determined by the Administrator) during the two year period after a Change of Control, distributions shall be made (or commence) on the payment date elected by the Participant (which can be up to ten (10) years after such termination. Other distributions made as a result of termination of employment shall be made as soon as practicable in the quarter following the quarter of such termination. In-service withdrawals, other than those made pursuant to Section 7(c), will be paid in January of the year elected by the Participant.

            (c) Financial Hardship Withdrawal. A Participant may request that the Committee permit him or her to take a withdrawal or withdrawals on account of Financial Hardship. In such event, the Committee shall determine in its sole discretion whether a Financial Hardship exists and, if it so determines, whether the Participant should be permitted to take such a withdrawal. The Committee shall also determine the amount of the permitted withdrawal, which shall not exceed the amount necessary to address the Financial Hardship, and whether the


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      Participant must reduce or cease a current Deferral Election, if any, as a condition for a Financial Hardship withdrawal.

            (d) Non-Scheduled In-Service Distributions. Other provisions of the Plan notwithstanding, a Participant may at any time request a distribution of some or all of his or her vested Deferral Account (with a minimum distribution amount of $5,000) for any reason, if such distribution is approved by the Administrator. In such event, however, ten percent (10%) of the amount deducted from the Participant's Deferral Account will be forfeited and not paid to the Participant, and the Participant may make no further deferrals for the balance of that Plan Year or the following Plan Year. Withdrawals made pursuant to this Section 7(d) will be paid as soon as practicable following approval of the Administrator.

            (e) Certain Change of Control Distributions. (i) In the event of a Change of Control of NHC, provided that a Participant has previously elected, at such times and in such manner as the Administrator determines, to receive payment of the Participant's Deferral Account upon such a Change of Control, a Participant's Deferral Account shall be distributed as soon as practicable following such Change in Control to such Participant in the form of a lump sum.

                  (ii) In the event of a Change of Control of NGH while NGH is the "beneficial owner" of 30% or more of the combined voting power of NHC outstanding securities ordinarily having the right to vote at elections of NHC directors, and provided that a Participant has previously elected, at such times and in such manner as the Administrator determines, to receive payment of the Participant's Deferral Account upon such a Change of Control, a Participant's Deferral Account shall be distributed as soon as practicable following such Change in Control to such Participant in the form of a lump sum.

      8. Provisions Relating to Section 162(m) of the Code.

      Compliance with Section 162(m) of the Code. It is the intent of the Company that any compensation (including any award) deferred under the Plan by a person who is, with respect to the year of payout, deemed by the Committee to be a "covered employee" within the meaning of Section 162(m) of the Code and regulations thereunder, which compensation constitutes "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and regulations thereunder, shall not, as a result of deferral hereunder, become compensation with respect to which the Company in fact would not be entitled to a tax deduction under Section 162(m) of the Code. Accordingly, unless otherwise determined by the Committee, if any compensation would become so disqualified under Section 162(m) as a result of deferral hereunder, the terms of such deferral shall be automatically modified to the extent necessary to ensure that the compensation would not, at the time of payout, be so disqualified.


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      9. Statements. The Administrator will furnish statements to each
Participant reflecting the amount credited to a Participant's Deferral Accounts and transactions therein not less frequently than once each calendar quarter.

      10. Amendment/Termination. The Committee may, with prospective or retroactive effect, amend, alter, suspend, discontinue, or terminate the Plan at any time without the consent of Participants, stockholders, or any other person; provided, however, that, without the consent of a Participant, no such action shall adversely affect the rights of such Participant with respect to the right to payment of amounts credited to such Participant's Deferral Account as of the date of such action. Notwithstanding the foregoing, upon the occurrence of a Change of Control, the Plan may not be amended or terminated so as to reduce or eliminate any rights or benefits that have been vested or accrued hereunder.

      11. General Provisions.

            (a) Limits on Transfer of Awards. Other than by will or the laws of descent and distribution, no right, title or interest of any kind in the Plan shall be transferable or assignable by a Participant or his or her Beneficiary or be subject to alienation, anticipation, encumbrance, garnishment, attachment, levy, execution or other legal or equitable process, nor subject to the debts, contracts, liabilities or engagements, or torts of any Participant or his or her Beneficiary. Any attempt to alienate, sell, transfer, assign, pledge, garnish, attach or take any other action subject to legal or equitable process or encumber or dispose of any interest in the Plan shall be void.

            (b) Receipt and Release. Payments (in any form) to any Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims for the compensation or awards deferred and relating to the Deferral Account to which the payments relate against the Company or any subsidiary or affiliated entity thereof, the Committee, or the Administrator, and the Administrator may require such Participant or Beneficiary, as a condition to such payments, to execute a receipt and release to such effect.

            (c) Unfunded Status of Awards: Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for deferred compensation and Participants shall rely solely on the unsecured promise of the Company or applicable affiliated entity for payment hereunder. With respect to any payment not yet made to a Participant under the Plan, nothing contained in the Plan shall give a Participant any rights that are greater than those of a general unsecured creditor of the Company or the applicable affiliated entity; provided, however, that the Committee may authorize the creation of Trusts, including but not limited to the Trusts referred to in
      Section 6 hereof, or make other arrangements to meet the Company's obligations under the Plan, which Trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

            (d) Compliance. A Participant in the Plan shall have no right to receive payment (in any form) with respect to his or her Deferral Account until legal and contractual obligations of the Company relating to establishment of the Plan and the making of such payments shall have been complied with in full. In addition, the Company shall impose such restrictions on any interest constituting a security as it may deem advisable in order to comply with the Securities Act of 1933, as amended, the requirements of the New York Stock Exchange or any other applicable stock exchange or automated quotation system, any state securities laws applicable to such a transfer, any provision of the Company's Certificate of Incorporation or Bylaws, or any other law, regulation, or binding contract to which the Company is a party.

            (e) Other Participant Rights. No provision of the Plan or transaction hereunder shall confer upon any Participant any right to be employed by the Company or a subsidiary thereof, or to interfere in any way with the right of the Company or a subsidiary to increase or decrease the amount of any compensation payable to such Participant. Subject to the limitations set forth in Section 11(a) hereof, the Plan shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns.

            (f) Legal Fees and Expenses. On or after a Change of Control, the Company shall pay all reasonable legal fees and expenses which a Participant may incur in respect of obtaining from the Company any benefit to which he is entitled under the Plan.

            (g) Tax Withholding. The Company and any subsidiary or affiliated entity shall have the right to deduct from amounts otherwise payable in settlement of a Deferral Account any sums that federal, state, local or foreign tax law requires to be withheld with respect to such payment.

            (h) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New Jersey, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

            (i) Limitation. A Participant and his or her Beneficiary shall assume all risk in connection with any decrease in value of the Deferral Account and neither the Company or any subsidiary or affiliated entity, the Committee nor the Administrator shall be liable or responsible therefor.

            (j) Construction. The captions and numbers preceding the sections of the Plan are included solely as a matter of convenience of reference and are not to be taken as limiting or extending the meaning of any of the terms and provisions of the Plan. Whenever appropriate, words used in the singular shall include the plural or the plural may be read as the singular, and male references shall include female and neuter, and vice versa.

            (k) Severability. In the event that any provision of the Plan shall be declared illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of the Plan but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provision had never been inserted herein.

            (l) Status. The establishment and maintenance of, or allocations and credits to, the Deferral Account of any Participant shall not vest in any Participant any right, title or interest in and to any specific assets or benefits except at the time or times and upon the terms and conditions and to the extent expressly set forth in the Plan and in accordance with the terms of the Trust.

      12. Claim and Appeal Procedure. The Administrator shall provide adequate notice in writing to any Participant or to any Beneficiary ("Claimant") whose claim for benefits under the Plan has been denied. The Administrator's notice to the Claimant shall set forth:

            (a) The specific reason for the denial;

            (b) Specific references to pertinent Plan provisions upon which the Administrator based its denial;

            (c) A description of any additional material and information that is needed; and

            (d) That any appeal the Claimant wishes to make of the adverse determination must be in writing to the Administrator within seventy-five
      (75) days after receipt of the Administrator's notice of denial of benefits. The Administrator's notice must further advise the Claimant that his failure to appeal the action to the Administrator in writing within the seventy-five (75) day period will render the Administrator's determination final, binding and conclusive.

      If the Claimant should appeal to the Administrator, he, or his duly authorized representative, may submit, in writing, whatever issues and comments he or his duly authorized representative feels are pertinent. The Claimant, or his duly authorized representative, may review pertinent Plan documents. The Administrator shall re-examine all facts to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Administrator shall advise the Claimant of its decision within sixty (60) days of the Claimant's written request for review, unless special circumstances (such as a hearing) would make the rendering of a decision within the sixty (60) day limit unfeasible, but in no event shall the Administrator render a decision respecting a denial for a claim of benefits later than one hundred twenty (120) days after its receipt of a request for review.

      The Administrator's notice of denial of benefits shall identify the name and address to whom the Claimant may forward his appeal.

      13. Effective Date. The Plan shall be effective September 13, 2000.